SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2003

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 834, Valley Forge, Pennsylvania	19482

Registrant’s telephone number, including area code: (610) 296-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

(99.1) Third Amendment to the Credit Agreement

Item 9. Regulation FD Disclosure

A copy of the third amendment to the credit agreement of IKON Office Solutions, Inc. (“IKON”) is appended hereto as exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ KATHLEEN M. BURNS
Kathleen M. Burns Vice President and Treasurer

Dated: June 3, 2003